Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 24, 2006 on the consolidated financial statements of Lifeway Foods, Inc. appearing in the Annual Report on Form 10-KSB for the year ended December 31, 2005 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.
/s/ Plante & Moran, PLLC
Elgin, IL
September 14, 2006